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                                                                     EXHIBIT 8.1

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                                                        September 10, 1996

PCI Services, Inc.
1403 Foulk Road, Suite 102
Wilmington, DE 19803

Gentlemen:

        With reference to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Cardinal Health, Inc., an Ohio corporation ("Cardinal"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of its common stock, without par value ("Cardinal Common Stock"), to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 23, 1996 among Cardinal, Panther Merger Corp., a Delaware corporation formed solely for the purpose of effecting the merger and a wholly owned subsidiary of Cardinal, PCI Services, Inc., a Delaware corporation, and MEDIQ Incorporated, a Delaware corporation, which Merger Agreement is described therein and filed as an annex to the Registration Statement, we hereby confirm that the discussion set forth under the captions "Summary -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Registration Statement provides a summary of the material federal income tax considerations relevant to the PCI stockholders receiving Cardinal Common Stock pursuant to the Merger Agreement, including (i) that there can be no assurance that the tax treatment of the merger by Cardinal, PCI or PCI stockholders will not be challenged by the Internal Revenue Service, or that any such challenge would not be sustained; and
(ii) that no ruling has been requested from the Internal Revenue Service and no legal opinion concerning the tax treatment of the merger will be rendered.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,


                                        /s/ Ballard Spahr Andrews & Ingersoll